Exhibit 99.1

Information Relating to Item 14 — Other Expenses of Issuance and Distribution

The expenses to be paid by Esterline Technologies Corporation (the “Company”) in connection with the issuance and distribution of the Company’s common stock being offered pursuant to the shelf registration statement, File No. 333-117905 (the “Registration Statement”), and a final prospectus supplement dated October 9, 2007 (the “Prospectus Supplement”), and the related registration statement, File No. 333-146576 (the “Additional Registration Statement”), other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$24,580	*
Listing fees	16,500
Blue sky fees and expenses	5,000
Printing and engraving expenses	15,420
Legal fees and expenses	125,000
Accounting fees and expenses	60,000
Transfer agent and registrar fees	3,500
Total	$250,000

*	$23,440 of the $38,010 filing fee paid by the Company in connection with the Registration Statement and $1,140 filing fee paid by the Company in connection with the Additional Registration Statement, relating to the common stock to be offered pursuant to the Prospectus Supplement.